                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 26, 2004

                                      among

          CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.,

                                  as Borrower,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                       and

                           WESTLB AG, NEW YORK BRANCH,

                        as Facility Administrative Agent

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

                                TABLE OF CONTENTS

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.................................................................          2
SECTION 1.02. Accounting Terms and Principles; Rules of Construction................................          6
SECTION 1.03. Scope of Agreement....................................................................          6
SECTION 1.04. Rules of Construction.................................................................          6

                                   ARTICLE II

                                      LOANS

SECTION 2.01. Construction Loans....................................................................          6
SECTION 2.02. Contingency Loans.....................................................................          7
SECTION 2.03. Facility Notes........................................................................          8
SECTION 2.04. Making the Borrowings.................................................................          8
SECTION 2.05. Non-Receipt of Funds by the Facility Administrative Agent.............................         10
SECTION 2.06. Continuation/Conversion...............................................................         12
SECTION 2.07. Other Terms Relating to the Making and Continuation/Conversion
              of Loans..............................................................................         13
SECTION 2.08. Interest..............................................................................         14

                                   ARTICLE III

                                    PAYMENTS

SECTION 3.01. Payments and Computations.............................................................         15
SECTION 3.02. Prepayments...........................................................................         16
SECTION 3.03. Increased Cost and Reduced Return; Additional Interest; Capital
              Adequacy..............................................................................         16
SECTION 3.04. Sharing of Payments, Etc..............................................................         18
SECTION 3.05. Fees..................................................................................         19
SECTION 3.06. Replacement of Lenders................................................................         19

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION 4.01. Conditions Precedent to the Closing Date and the Initial Borrowing....................         19
SECTION 4.02. Conditions Precedent to Each Borrowing................................................         20

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

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
SECTION 5.01. Representations and Warranties of the Borrower........................................         21

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

SECTION 6.01. Affirmative Covenants.................................................................         21
SECTION 6.02. Negative Covenants....................................................................         21
SECTION 6.03. Reporting Obligations.................................................................         21

                                   ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.01. Events of Default; Remedies...........................................................         21

                                  ARTICLE VIII

                        THE FACILITY ADMINISTRATIVE AGENT

SECTION 8.01. Appointment of Facility Administrative Agent..........................................         22
SECTION 8.02. Treatment of Lenders..................................................................         23
SECTION 8.03. Repayment by Lenders to Facility Administrative Agent.................................         23
SECTION 8.04. Adjustments Among Lenders.............................................................         24
SECTION 8.05. Exchange of Information...............................................................         24
SECTION 8.06. Amendment of Article VIII.............................................................         25
SECTION 8.07. Credit Decision.......................................................................         25

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01. Incorporation of Miscellaneous Provisions by Reference................................         25
SECTION 9.02. Amendments, Etc.......................................................................         25
SECTION 9.03. Notices, Etc..........................................................................         26
SECTION 9.04. Right of Set-off......................................................................         26
SECTION 9.05. Binding Effect........................................................................         26
SECTION 9.06. Assignments and Participations........................................................         26
SECTION 9.07. Confidentiality; Use of Name..........................................................         29
SECTION 9.08. GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC........................................         29
SECTION 9.09. Execution in Counterparts.............................................................         30
SECTION 9.10. Severability..........................................................................         30
SECTION 9.11. Entire Agreement......................................................................         30

                  SCHEDULES:

Schedule 1        - Commitments; Percentages

EXHIBITS:

Exhibit 2.03-A    - Form of Construction Loan Note
Exhibit 2.03-B    - Form of Contingency Loan Note
Exhibit 2.04(c)   - Form of Interest Rate Notice
Exhibit 2.06(a)   - Form of Notice of Continuation/Conversion
Exhibit 9.06(a)   - Form of Assignment

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT
                          Dated as of February 26, 2004

      THIS CREDIT AGREEMENT is made by and among:

      (i) CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Borrower");

      (ii) Each of the banks and the other financial institutions listed on the signature pages hereto as a "Lender" and any of their assignees that may from time to time become a party hereto (each individually a "Lender" and, collectively, the "Lenders"); and

      (iii) WESTLB AG, NEW YORK BRANCH, as administrative agent (together with its successors and assigns in such capacity, the "Facility Administrative Agent") for the Lenders.

                             PRELIMINARY STATEMENTS

      1. Pursuant to the International Public Bid (Licitacion Internacional Publica) No. 18164093-011-02 (the "RFP"), the Borrower has been awarded a contract to develop and construct a hydroelectric generating plant to be located in the La Yesca and Santa Maria del Oro municipalities of the State of Nayarit, Mexico, which construction shall be in accordance with the terms, conditions and specifications set forth in the Bid (as hereinafter defined) for the Project (as hereinafter defined) and the Mixed Financed Public Works Contract (Contrato Mixto de Obra Publica Financiada), dated March 26, 2003, entered into by the Borrower and the Comision Federal de Electricidad ("CFE").

      2. Pursuant to the Common Agreement (as defined herein), the Borrower, the Credit Representatives (as defined herein), the Lenders and the other Creditors (as defined herein) have agreed to certain common representations and warranties, covenants, conditions to disbursements, events of default and other terms that are complementary to and form a part of the Lenders' loan agreement with the Borrower.

      3. The Borrower desires that the Creditors provide an up to U.S.$629,381,031 construction facility and up to U.S.$53,000,000 contingency facility for the Project (as defined herein) and the Lenders are willing to provide financing subject to and in accordance with the terms and conditions hereof and those contained in the Common Agreement.

      4. The Borrower will use the proceeds of all loans made in accordance with the terms and conditions hereof and those contained in the Common Agreement to pay Project Costs.

      Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. All capitalized terms used and not defined herein shall have the respective meanings assigned thereto in the Common Agreement; provided, however, that the following terms shall have the respective meanings assigned thereto as follows:

      "Agreement" means this Credit Agreement.

      "Applicable Margin" means, on any date of determination, for a Base Rate
Loan: 3.25% per annum, or for a LIBO Rate Loan: 3.00% per annum.

      "Assignee" has the meaning assigned thereto in Section 9.06(a).

      "Assignment" means an assignment and assumption agreement entered into by a Lender and an Assignee pursuant to Section 9.06(a), and accepted by the Facility Administrative Agent, or an assignment and assumption agreement entered into by a Lender and a non-Defaulting Lender pursuant to Section 2.05(c), in either case in substantially the form of Exhibit 9.06(a) hereto.

      "Availability Period" means, with respect to the Construction Loan and Contingency Loan facilities, the period from the Execution Date until the earliest of (i) the date that is thirty (30) days after the Execution Date in the event that the Closing Date shall not have occurred by such date, (ii) full utilization of the amounts available under the aggregate Commitments, and (iii) the Loan Maturity Date (as such date is determined in accordance with the terms of the Common Agreement).

      "Base Rate" means, for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day, the Federal funds rate for such day shall be the rate for the most recent day for which such rate was so published.

      "Base Rate Loan" means a Loan that earns interest at a rate per annum determined by reference to the Base Rate.

      "Borrower" has the meaning assigned thereto in clause (i) of the introductory paragraph to this Agreement.

      "Commitments" means, collectively, the Construction Loan Commitments and Contingency Loan Commitments.

      "Common Agreement" means the Common Agreement, dated as of the date hereof, among the Borrower, WestLB AG, New York Branch, as Intercreditor Agent, the Lenders, WestLB AG, New York Branch, as Facility Administrative Agent, Citibank, N.A., as Note Trustee, Banco Santander Central Hispano, S.A., New York Branch, as Offshore Collateral Agent, Banco Santander Mexicano, S.A., as Onshore Collateral

Agent, and the other Creditors and Creditor Representatives from time to time party thereto.

      "Confidential Information" has the meaning assigned thereto in Section
9.07.

      "Construction Loan Commitment" has the meaning assigned thereto in Section 2.01(a)(i).

      "Construction Loans" has the meaning assigned thereto in Section
2.01(a)(i).

      "Construction Note" has the meaning assigned thereto in Section 2.03.

      "Contingency Loan Commitment" has the meaning assigned thereto in Section 2.02(a)(i).

      "Contingency Loans" has the meaning assigned thereto in Section
2.02(a)(i).

      "Contingency Note" has the meaning assigned thereto in Section 2.03.

      "Continuation/Conversion", "Continue/Convert" or "Continued/Converted" each refers to a continuation or conversion of Loans (or any ratable portion thereof) pursuant to Section 2.06.

      "Defaulting Lender" has the meaning set forth in Section 2.05(b).

      "Domestic Lending Office" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "Domestic Lending Office" below its name on the signature pages hereto or in the Assignment pursuant to which it became a Lender, or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Facility Administrative Agent.

      "Eurocurrency Liabilities" has the meaning assigned thereto in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Facility Administrative Agent" has the meaning assigned thereto in clause
(iii) of the introductory paragraph to this Agreement.

      "Interest Period" means, for each LIBO Rate Loan (or portion thereof), the period from the date on which such LIBO Rate Loan (or portion thereof) was most recently Continued/Converted or, if not previously Continued/Converted, on which such LIBO Rate Loan was made, to (and including) a date selected by the Borrower in accordance with this definition and Article II hereof.

      All Loans comprising part of the same Borrowing shall have the same Interest Period. The duration of each Interest Period for any LIBO Rate Loan shall be 1, 2 or 3 months (or such other period acceptable to the Borrower and the Facility Administrative Agent), in each case as the Borrower may select in the relevant Notice of Funding or Notice of Continuation/Conversion, in accordance with the terms of Section 2.04 or Section 2.06, as applicable; provided, however, that:

            (a) for any Interest Period for any Loan that would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (c) any Interest Period that otherwise would extend beyond the Loan Maturity Date, shall end on the Loan Maturity Date.

      "Interest Rate Notice" has the meaning assigned thereto in Section
2.04(c).

      "Lender Fee Letters" means, collectively, (i) the letter agreement, dated February 26, 2004, among General Electric Capital Corporation, the Borrower and the Facility Administrative Agent, (ii) the letter agreement, dated February 26, 2004, among HSBC Mexico S.A., Institucion de Banca Multiple, Grupo Financiero HSBC, the Borrower and the Facility Administrative Agent, (iii) the letter agreement, dated February 26, 2004, among Banco Santander Central Hispano, S.A., New York Branch, the Borrower and the Facility Administrative Agent, (iv) the letter agreement, dated February 26, 2004, among the Borrower, the Facility Administrative Agent and each of (x) DEPFA Investment Bank Limited, (y) Norddeutsche Landesbank Girozentrale, New York Branch and (z) BBVA Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer, Sucursal Gran Caiman and (v) the letter agreement, dated February 26, 2004, among Banco Interacciones, S.A., Institucion de Banca Multiple, Grupo Financiero Interacciones, the Borrower and the Facility Administrative Agent.

      "Lender Fees" means, collectively, each of the fees set forth in Section
3.05 and in the Lender Fee Letters.

      "Lenders" has the meaning assigned thereto in clause (ii) of the introductory paragraph to this Agreement, and shall also be deemed to include each permitted Assignee that becomes a Lender hereunder.

      "LIBO Rate" means, for the Interest Period for each LIBO Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate that appears on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Facility Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market), as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period for an amount approximately equal to the LIBO Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" for the Interest Period for each LIBO Rate Loan comprising part of the same Borrowing shall mean an interest rate per annum equal to the average of the rates per annum offered to the

Facility Administrative Agent for deposits in U.S. Dollars in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period for an amount approximately equal to the LIBO Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period.

      "LIBO Rate Loan" means a Loan that earns interest at a rate per annum determined by reference to the LIBO Rate.

      "LIBOR Lending Office" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "LIBOR Lending Office" below its name on the signature pages hereto or in the Assignment pursuant to which it became a Lender (or, if no such office or Affiliate is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Facility Administrative Agent.

      "LIBOR Reserve Percentage" of any Lender for the Interest Period for any LIBO Rate Loan means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Loans" means, collectively, the Construction Loans and the Contingency Loans.

      "Majority Lenders" means, at any time, Lenders having more than fifty percent (50%) of (a) the aggregate unused portion of the Commitments, and (b) the aggregate principal amount of all outstanding Loans.

      "Monthly Payment Date" means the earlier of (i) the date of any Borrowing in each calendar month and (ii), if no Borrowing has occurred in a calendar month, the last Business Day of such calendar month.

      "Notice of Continuation/Conversion" has the meaning assigned thereto in
Section 2.06.

      "Recipient" has the meaning assigned thereto in Section 9.07.

      "Replacement Lender" has the meaning assigned thereto in Section 3.06.

      "Required Lenders" means, at any time, Lenders having more than seventy-five percent (75%) of (a) the aggregate unused portion of the Commitments, and (b) the aggregate principal amount of all outstanding Loans.

      "Type" of any Loan means, as the context requires, a Base Rate Loan or a LIBO Rate Loan.

      SECTION 1.02. Accounting Terms and Principles; Rules of Construction. The accounting terms and principles set forth in Sections 1.02 of the Common Agreement are incorporated herein, mutatis mutandis, by reference as if fully set forth herein.

      SECTION 1.03. Scope of Agreement. This Agreement governs the Loans described herein. However, certain terms and conditions set out in the Common Agreement, the Depositary Agreement and the other Security Documents also apply to these Loans, and, subject to Section 9.11, those agreements and documents supplement, modify or otherwise affect certain provisions hereof.

      SECTION 1.04. Rules of Construction. The rules of construction set forth in Section 1.03 of the Common Agreement (other than subparagraph (b) thereto) shall apply as if it were fully set out herein and the words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                                      LOANS

      SECTION 2.01. Construction Loans.

            (a) Construction Loan Commitments. (i) Subject to the terms and conditions of this Agreement and the Common Agreement, each Lender severally agrees to make Loans ("Construction Loans") to the Borrower on any Business Day during the Availability Period in an aggregate amount not to exceed the amount set forth opposite such Lender's name as its "Construction Loan Commitment" on
Schedule I hereto as that amount may be reduced or cancelled as hereinafter provided (the foregoing obligation to make Construction Loans being each Lender's "Construction Loan Commitment"). Any Construction Loan or portion thereof which is prepaid cannot be reborrowed.

                  (ii) Each request for a Construction Loan shall be in an aggregate principal amount of not less than U.S.$1,000,000 (provided that the last Construction Loan may be in an aggregate principal amount equal to the aggregate unutilized Construction Loan Commitments available on the date such Construction Loan is requested and provided further that any Construction Loan requested solely for the purpose of paying interest and/or Fees due and payable pursuant to Section 2.08(a) and/or Section 3.05(a) of this Agreement (and any Taxes payable with respect to such interest and/or Fees) may be in the aggregate principal amount of such interest, Taxes and/or Fees, as applicable, or any portion thereof) and shall be made by the Lenders ratably in proportion to their respective Construction Loan Commitments. Each Lender's Construction Loan Commitment shall be reduced by the amount of, and on the date of, each Lender's Construction Loan. The Construction Loan Commitments shall terminate in their entirety upon the expiration of the Availability Period.

                  (iii) The failure of any Lender to make the Construction
      Loan required to be made by it as part of any Construction Loan shall not relieve any other Lender of its obligation hereunder to make its respective Construction Loan on the date of such Construction Loan, but no Lender shall be responsible for the failure of any other Lender to make the Construction Loan to be made by such other Lender on any date.

            (b) Use of Proceeds of Construction Loans. The proceeds of Construction Loans made to the Borrower shall be applied by the Borrower exclusively to the payment of Project Costs set forth in the Construction Budget in effect on the Execution Date (other than amounts payable under or in respect of any Investor Note or other Note Document and other than Project Costs incurred pursuant to the First Modification Agreement, the Second Modification Agreement and any other Additional Works).

            (c) Repayment of Construction Loans. All Construction Loans then outstanding and all accrued interest thereon shall be due and payable in full on the Loan Maturity Date.

      SECTION 2.02. Contingency Loans.

            (a) Contingency Loan Commitments. (i) Subject to the terms and conditions of this Agreement and the Common Agreement, each Lender severally agrees to make Loans to the Borrower ("Contingency Loans") on any Business Day during the Availability Period in an aggregate amount not to exceed the amount set forth opposite such Lender's name as its "Contingency Loan Commitment" on
Schedule I hereto as that amount may be reduced or cancelled as hereinafter provided (the foregoing obligation to make Contingency Loans being each Lender's "Contingency Loan Commitment"). Any Contingency Loan or portion thereof which is prepaid cannot be reborrowed.

                  (ii) Each request for a Contingency Loan shall be in an aggregate principal amount of not less than U.S.$500,000 (provided that the final Contingency Loan may be in an aggregate principal amount equal to the aggregate unutilized Contingency Loan Commitments on the date such Contingency Loan is requested and provided further that any Construction Loan requested solely for the purpose of paying interest and/or Fees due and payable pursuant to Section 2.08(a) and/or Section 3.05(a) of this Agreement (and any Taxes payable with respect to such interest and/or
      Fees) may be in the aggregate principal amount of such interest, Taxes and/or Fees, as applicable, or any portion thereof)) and shall be made by the Lenders ratably in proportion to their respective Contingency Loan Commitments. Each Lender's Contingency Loan Commitment shall be reduced by the amount of, and on the date of, such Lender's Contingency Loan. The Contingency Loan Commitments shall terminate in their entirety upon the expiration of the Availability Period.

                  (iii) The failure of any Lender to make the Contingency Loan required to be made by it as part of any Contingency Loan shall not relieve any other Lender of its obligation hereunder to make its respective Contingency Loan on the date of such Contingency Loan, but no Lender shall be responsible for the failure of any other Lender to make the Contingency Loan to be made by such other Lender on any date.

            (b) Use of Proceeds of Contingency Loans. The proceeds of Contingency Loans made to the Borrower shall be applied by the Borrower exclusively to the payment of Project Costs (other than amounts payable under or in respect of any Investor Note or other Note Document) incurred in connection with the First Modification Agreement, the Second Modification Agreement or any other Additional Works to be executed pursuant to any CFE Change Request or PWC Change Order permitted pursuant to Section 6.02(k) of the Common Agreement, together with any interest, fees, Taxes, Other Taxes or other costs or expenses payable in respect of any Contingency Loans.

            (c) Repayment of Contingency Loans. All Contingency Loans then outstanding and all accrued interest thereon shall be due and payable in full on February 28, 2007, as such date may be extended for Permissible Provisional Acceptance Delays. All Contingency Loans then outstanding and all accrued interest thereon shall be due and payable in full on the Loan Maturity Date.

      SECTION 2.03. Facility Notes. The Loans made or to be made by each Lender shall be evidenced (i) in the case of Construction Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit 2.03-A hereto with blanks appropriately completed in conformity herewith (each, a "Construction Note"), and (ii) in the case of Contingency Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit 2.03-B hereto with blanks appropriately completed in conformity herewith (each, a "Contingency Note"), in each case payable to such Lender for the account of its Applicable Lending Office. The provisions set forth in each Facility Note are not intended to and shall not be construed to impair, diminish or otherwise adversely affect the rights of the Lender, the Administrative Agent or any other Creditor Representative against the Borrower hereunder and under the other Financing Documents. To the extent that any provision in any Facility Note conflicts with this Agreement, this Agreement shall control with respect to such provision.

      SECTION 2.04. Making the Borrowings.

            (a) All Loans to be made as part of each Borrowing shall consist of Loans of the same Type and Interest Period. Except as otherwise specifically provided herein, each Borrowing shall solely consist of LIBO Rate Loans.

            (b) Not later than the tenth (10th) day prior to the date of any proposed Borrowing (or such later date agreed to by the Facility Administrative Agent in its sole discretion), the Borrower shall deliver a Notice of Funding to the Facility Administrative Agent and the Independent Engineer accompanied by the documents specified in the Notice of Funding and specifying therein (i) the requested date of such Borrowing and (ii) the aggregate amount of such proposed Borrowing, including the amount of any proposed Construction Loan and the amount of any proposed Contingency Loan. The Borrower shall be entitled to request only one Borrowing during any calendar month; provided, however, that in any calendar month in which any interest or Fee is due and payable pursuant to Section 2.08(a) or Section 3.05, as applicable, the Borrower shall be entitled to request additional Borrowings (with each such Borrowing limited to the amount of, and for the purposes of paying, such interest and Fees due and payable pursuant to Section 2.08(a) or Section 3.05, as applicable, and any Taxes payable with respect to such interest and Fees) or with the prior written consent of the Facility Administrative Agent, which may be granted or withheld in its sole discretion. Each Notice of Funding shall be irrevocable and binding on the Borrower.

            (c) In connection with each proposed Borrowing (other than any Borrowing limited to the amount of, and for the purposes of paying, interest and Fees due and payable pursuant to Section 2.08(a) or Section 3.05(a), as applicable, and any Taxes payable with respect to such interest and Fees), the Borrower shall deliver a further notice (an "Interest Rate Notice") to the Facility Administrative Agent in substantially the form of Exhibit 2.04(c) hereto, specifying the requested Interest Period for each such Loan (and, subject to Section 2.04(a), the type of such Loans). Each Interest Rate Notice shall be given by the Borrower to the Facility Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Borrowing. The Facility Administrative Agent shall give each Lender notice of each Interest Rate Notice within one (1) Business Day after the receipt thereof by the Facility Administrative Agent. The Facility Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.08 promptly after determination thereof. Each Interest Rate Notice shall be irrevocable and binding on the Borrower. If no Interest Rate Notice is received by the Facility Administrative Agent as provided in this Section 2.04(c), the interest rate applicable to such Borrowing shall be the LIBO Rate with an Interest Period of one (1) month (or such other Interest Period designated by the Facility Administrative Agent).

            (d) Each Lender shall, before 11:00 a.m. (New York City time) on the date of any Borrowing, make available to the Facility Administrative Agent such Lender's ratable portion of the Construction Loan and/or the Contingency Loan, as applicable, in accordance with Section 2.01(a) of the Common Agreement.

            (e) Notwithstanding anything to the contrary herein, in the event that on the date on which any interest or Fees in respect of the Loan Documents are due and payable, the Borrower has not delivered a Notice of Funding in accordance with this Agreement and the other Financing Documents requesting a Borrowing in an amount and on the date necessary to pay such interest or Fees, the Lenders shall have the right to, and the Borrower hereby irrevocably authorizes the Lenders to, make Loans in the aggregate amount of such interest or Fees in respect of the Loan Documents. In the event that the Borrower so fails to deliver such Notice of Funding, the Facility Administrative Agent may notify each Lender of the failure of the Borrower to so deliver such Notice of Funding and request that each Lender make available to the Facility Administrative Agent the ratable share of such aggregate amount of interest or Fees due and payable by the Borrower in respect of the Loan Documents. Each Lender agrees to make available to the Facility Administrative Agent no later than 11:00 a.m. (New York City time on the date so requested by the Facility Administrative Agent) its ratable share of the aggregate amount requested by the Facility Administrative Agent to be disbursed by the Lenders. Notwithstanding the foregoing, the Borrower and each other party hereto hereby agrees that any delay in giving or any failure to give the request referenced in this Section 2.04(e) or to make any such disbursement referenced in this Section 2.04(e) shall not affect the rights of any Lender or of the Facility Administrative Agent under this Credit Agreement or any other Transaction Document and the Borrower expressly acknowledges and agrees that neither the Facility

Administrative nor any of the Lender shall have any liability to the Borrower arising therefrom or in connection therewith.

            (f) Notwithstanding the foregoing, if the date for any proposed Borrowing is a date on which the Borrower is obligated to pay (i) interest on any Construction Loan pursuant to Section 2.08 hereof, any Fees in respect of any Construction Loan Commitment pursuant to Section 3.05(a)(i) hereof or any Fees pursuant to any Fee Letters, then the Facility Administrative Agent may instruct, and in that event each Lender shall, set off against its ratable portion of the Construction Loan to be made on such day the entire amount of interest and Fees due and owing on such date in respect of such Lender's Construction Loans and (ii) interest on any Contingency Loan pursuant to Section
2.08 hereof or any Fees in respect of any Contingency Loan Commitment pursuant to Section 3.05(a)(ii) hereof, then the Facility Administrative Agent may instruct, and in that event each Lender shall, set off against its ratable portion of the Contingency Loan to be made on such day the entire amount of interest and Fees due and owing on such date in respect of such Lender's Contingency Loans.

      SECTION 2.05. Non-Receipt of Funds by the Facility Administrative Agent.

            (a) Notice to Borrower. In the event at any time following the Borrower's delivery of a Notice of Funding and prior to any Lender's making of its ratable portion of the Construction Loan and/or the Contingency Loan, as applicable, in accordance with Section 2.04(d) hereof, such Lender determines that it will not make available to the Facility Administrative Agent such Lender's ratable portion of such Construction Loan and/or the Contingency Loan, as applicable, requested in such Notice of Funding on the date requested in such Notice of Funding, such Lender shall so notify the Facility Administrative Agent (indicating in reasonable detail the justification pursuant to the Financing Documents for such determination) in writing no later than 10:00 a.m. New York time on the third Business Day immediately prior to the date of the requested Funding if such determination has been made before such time (and otherwise as promptly as practicable). Upon receipt of notice from a Lender that it will not make available to the Facility Administrative Agent its Percentage of any Loan, the Facility Administrative Agent shall promptly provide the Borrower with notice thereof. Without limiting any rights the Borrower may have in that event, the Borrower may require that any Lender that fails to make available its Percentage of any Loans in breach of its obligations hereunder, transfer, assign and delegate all of its rights and obligations hereunder to a Replacement Lender subject to the last sentence of Section 3.06.

            (b) Defaulting Lenders. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform its obligations under this Agreement or any other Financing Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of ten (10) Business Days after notice from the Facility Administrative Agent (upon its own initiative or at the request of the Borrower), with a copy to the other parties to this Agreement then, in addition to the rights and remedies that may be available to the Facility Administrative Agent or the Borrower under this Agreement or applicable Requirements of Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Financing Documents, including, without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Facility Administrative Agent or Intercreditor Agent or to be taken into account in the calculation of Majority Lenders, Required Lenders, Majority Creditors, Enforcing Required Creditors or Required Creditors, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Facility Administrative Agent of any amount required to be paid to the Facility Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Facility Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise and subject to the provisions of Section 2.04(c), the Facility Administrative Agent shall be entitled to (i) collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Base Rate, (ii) withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Lender under this Agreement or any other Financing Document and (iii) bring an action or suit against such Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Facility Administrative Agent in respect of a Defaulting Lender's Percentage of the Loans shall not be paid to such Defaulting Lender and shall be held by the Facility Administrative Agent and either applied against the purchase price of such Percentage of the Loans under Section 2.05(c) or paid to such Defaulting Lender upon the Defaulting Lender's cure of its default.

            (c) Purchase of Defaulting Lender's Percentage.

                  (i) Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire and assume all of a Defaulting Lender's Percentage of the Loans and the unutilized Commitments in respect thereof and all that Defaulting Lender's other rights and obligations under this Agreement. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Percentage of the Loans and Commitments and other rights and obligations of such Defaulting Lender as they may mutually agree. On the date of any such acquisition and assumption of the Percentage of the Loans and Commitments and other rights and obligations under this Agreement of a Defaulting Lender, the Defaulting Lender's interest in the Loans and Commitments and its rights and obligations hereunder (but not its liability in respect thereof or under the Financing Documents or this Agreement to the extent the same relate to the period prior to the effective date of the acquisition and assumption) shall automatically be assigned and assumed, respectively, without any other action or formality, and the Defaulting Lender shall promptly execute all documents reasonably requested to evidence the acquisition and assumption of such interest by the purchaser thereof (including an appropriate Assignment, pursuant to which such purchaser shall assume all obligations of such Defaulting Lender in respect of such interest) and shall pay to the Facility Administrative Agent an assignment fee in the amount of U.S.$3,500 for processing such assignment.

                  (ii) The purchase price for the acquisition of the Percentage of the Loans of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. That purchase price paid by the Lender or the Lenders acquiring such Percentage of the Loans shall be paid to the Facility Administrative Agent for the account of the Defaulting Lender. Prior to payment of such purchase price to the Defaulting Lender, the Facility Administrative

      Agent shall apply against such purchase price any amounts payable in respect of such Percentage of the Loans as contemplated by the last sentence of Section 2.05(b). The Defaulting Facility Lender shall be entitled to receive amounts owed to it by Borrower under the Financing Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by Facility Administrative Agent from or on behalf of Borrower. There shall be no recourse against any other Lender or Facility Administrative Agent for the payment of such sums.

      No such acquisition and assumption shall constitute a repayment by the Borrower of the Defaulting Lender's Percentage or a new Loan to the Borrower by such purchaser or purchasers and the parties hereto acknowledge that the Borrower's obligations hereunder with respect to the purchased Percentage will continue and will not constitute new obligations.

      SECTION 2.06. Continuation/Conversion. Any Continuation/Conversion of Loans (or any ratable portion thereof) hereunder shall be made on the following terms and subject to the following conditions:

            (a) Each such Continuation/Conversion shall be made as to all Loans comprising a single Borrowing (or any ratable portion thereof) on notice given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Continuation/Conversion (which Continuation/Conversion shall be effective with respect to any LIBO Rate Loans upon the expiration of the then-current Interest Period), by the Borrower to the Facility Administrative Agent, who shall give each Lender prompt notice thereof. Each such notice of Continuation/Conversion (a "Notice of Continuation/Conversion") shall be in substantially the form of Exhibit 2.06(a) hereto, specifying therein the requested (i) date of such Continuation/Conversion, (ii) Type of, and, with respect to LIBO Rate Loans, Interest Period applicable to, the Loans (or ratable portions thereof) proposed to be Continued/Converted, (iii) Type of Loans (or ratable portions thereof) resulting from such Continuation/Conversion, (iv) in the case of a Continuation/Conversion to LIBO Rate Loans, initial Interest Period to be applicable to the Loans resulting from such Continuation/Conversion and (v) aggregate amount of Loans (or ratable portions thereof) proposed to be Continued/Converted. In the case of a proposed Continuation/Conversion into LIBO Rate Loans, upon its receipt of a Notice of Continuation/Conversion, the Facility Administrative Agent shall notify each Lender of the interest rate to be applicable to the Loans resulting from such Continuation/Conversion pursuant to Section 2.06(a)(ii) promptly after determination thereof. Each Notice of Continuation/Conversion shall be irrevocable and binding on the Borrower.

            (b) LIBO Rate Loans shall not be Converted into Base Rate Loans unless the provisions of Section 2.06(f), Section 2.07(b) or Section 2.07(c) shall apply.

            (c) In the event that LIBO Rate Loans are required to be Converted into Base Rate Loans pursuant to the terms of this Agreement on a date other than the last day of the Interest Period then applicable thereto, the corresponding amounts, if any, payable to the Lenders pursuant to Section 2.07(d) shall be paid contemporaneously with such Conversion.

            (d) All Continuations/Conversions of Loans shall be made in compliance with this Section 2.06 and Section 2.07.

            (e) Any selection by the Borrower of a longer or shorter Interest Period to be applicable to any LIBO Rate Loan shall be deemed a Continuation/Conversion pursuant to this Section 2.06, shall be governed by the terms and conditions hereof and shall be notified to the Facility Administrative Agent as herein provided.

            (f) So long as any payment Event of Default shall have occurred and be continuing, no existing Loans (or any ratable portion thereof) shall be Continued/Converted as or to LIBO Rate Loans but rather shall be Continued/Converted (if at all) as or to Base Rate Loans.

            (g) Subject to the other provisions of this Section 2.06 and Section 2.07, if no Notice of Continuation/Conversion in respect of a Loan (or any ratable portion thereof) is received by the Facility Administrative Agent on or before the third Business Day prior to the last day of any Interest Period as provided in subsection (a), above, such Loan (or any ratable portion thereof) shall be Continued/Converted as or to a LIBO Rate Loan with an Interest Period of one (1) month (or such other Interest Period designated by the Facility Administrative Agent).

      SECTION 2.07. Other Terms Relating to the Making and
Continuation/Conversion of Loans.

            (a) Anything in Section 2.04 or 2.06 to the contrary notwithstanding, at no time shall more than three (3) different Interest Periods be in effect as to outstanding Borrowings hereunder.

            (b) If, on or after the date hereof, the adoption of any applicable Requirement of Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive applicable to such Lender (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund LIBO Rate Loans hereunder and such Lender shall so notify the Facility Administrative Agent, the Facility Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower whereupon until such Lender notifies the Borrower and the Facility Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBO Rate Loans or to Continue/Convert outstanding Loans (or any ratable portion thereof) into LIBO Rate Loans shall be suspended and each Loan (or any ratable portion thereof) to be made or Continued/Converted by such Lender shall be made or Continued/Converted, as applicable, as or to a Base Rate Loan; provided, that such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, acting reasonably, result in any material additional costs.

            (c) If, on or prior to the first day of the Interest Period for any LIBO Rate Loan:

                  (i) the Facility Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered generally in the London Interbank market for such Interest Period, or

                  (ii) the Majority Lenders shall advise the Facility Administrative Agent that the LIBO Rate as determined by the Facility Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their respective LIBO Rate Loans for such Interest Period, the Facility Administrative Agent shall forthwith give notice thereof to the Borrower and each Lender, whereupon, until the Facility Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make LIBO Rate Loans, or to Continue/Convert outstanding Loans (or any ratable portion thereof) as or to LIBO Rate Loans, shall be suspended and (ii) all outstanding LIBO Rate Loans shall be Continued/Converted into Base Rate Loans on the last day of the Interest Period applicable thereto.

            (d) If the Borrower for any reason (i) fails to borrow LIBO Rate Loans on the proposed Borrowing date specified in any Interest Rate Notice delivered pursuant to Section 2.04(c) (including as a result of the Borrower's failure to satisfy any of the applicable conditions precedent specified or incorporated by reference in Article IV), (ii) makes any payment of principal with respect to any LIBO Rate Loan on any day other than the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise) or (iii) fails to Continue/Convert as or to a LIBO Rate Loan or to prepay a LIBO Rate Loan after having given notice of such Continuation/Conversion pursuant to Section 2.06(a), or notice of such prepayment pursuant to Section 3.02(a), as applicable, the Borrower shall promptly reimburse any Lender upon demand for any resulting loss, cost or expense incurred by it, including any loss, cost or expense actually incurred in obtaining, liquidating or employing deposits from third parties. Without limiting the foregoing, the Borrower shall indemnify each Lender upon demand against any direct loss, cost or expense that any Lender may sustain or incur as a consequence of the default by the Borrower in payment of principal of, or interest on, any LIBO Rate Loan, or any part thereof, including, but not limited to, any interest, premium or penalty paid by any Lender to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining such LIBO Rate Loan. A certificate setting forth in reasonable detail the amount of any such loss, cost or expense, and giving a reasonable explanation thereof, submitted by such Lender to the Borrower (with a copy to the Facility Administrative Agent), shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

      SECTION 2.08. Interest.

            (a) Amount. The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of the making of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Loans. If such Loan is a Base Rate Loan, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the

      Applicable Margin for such Base Rate Loan in effect from time to time, payable monthly in arrears on each Monthly Payment Date and on the date such Base Rate Loan shall be paid in full.

                  (ii) LIBO Rate Loans. If such Loan is a LIBO Rate Loan, a rate per annum equal at all times during the Interest Period then applicable to such Loan to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin for such LIBO Rate Loan in effect from time to time, payable on the last day of such Interest Period.

                  (iii) Default Interest. Following the occurrence and during the continuance of an Event of Default, a rate per annum equal to 2.00% above the rate per annum required to be paid on a LIBO Rate Loan or Base Rate Loan, as the case may be.

            (b) Other Amounts. Any other amounts payable hereunder and under the other Loan Documents that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Lender Default Rate.

                                   ARTICLE III

                                    PAYMENTS

      SECTION 3.01. Payments and Computations.

            (a) The Borrower shall make, or shall direct the Offshore Depositary Bank to make, each payment hereunder and under the other Loan Documents without setoff, deduction or counterclaim not later than 11:00 a.m. (New York City time) on the day when due in U.S. Dollars by wire transfer in immediately available funds to an account in New York, New York. Funds received by the Facility Administrative Agent after such time shall be deemed to have been received on the next Business Day.

            (b) All computations of interest based on the Base Rate and of Fees payable pursuant to Section 3.05(a) shall be made by the Facility Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest, premium and Fees hereunder (including computations of interest based on the LIBO Rate) shall be made by the Facility Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, premium or Fees are payable. Each such determination by the Facility Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and, such extension of time shall in such case be included in the computation of such payment; provided, however, that if such extension would cause payment of interest on or principal of LIBO Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

      SECTION 3.02. Prepayments.

            (a) Optional Prepayments. The Borrower may voluntarily prepay all or a portion of the Loans in accordance with the provisions of Sections 3.01(a) and 3.01(c) of the Common Agreement and Section 3.02(c) below.

            (b) Mandatory Prepayments.

                  (i) Upon the occurrence of any event specified in Section 3.02(b)(i), (ii) or (iii) of the Common Agreement, the Borrower shall prepay the Loans in whole or in part in accordance with the provisions thereof, Section 3.01(b)(v) of the Common Agreement and Section 3.02(c) below.

            (c) Application. All prepayments of Loans shall be subject to the terms and conditions of Article III of the Common Agreement. The Facility Administrative Agent shall give prompt notice to each Lender of the amount of each prepayment made by the Borrower under this Section 3.02.

      SECTION 3.03. Increased Cost and Reduced Return; Additional Interest; Capital Adequacy.

            (a) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable Requirement of Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive applicable to such Lender (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any LIBO Rate Loans or its Commitment or with respect to its obligation to make LIBO Rate Loans, or shall cause the withdrawal or termination of any previously granted exemption with respect to any taxes or shall change the basis of taxation of, or increase the taxes on, payments to such Lender (or its Applicable Lending Office) of the principal of or interest on any LIBO Rate Loans or any other amounts due under this Agreement in respect of any LIBO Rate Loans or any obligation to make LIBO Rate Loans (except for any net income taxes imposed on the overall net income of such Lender (or its Applicable Lending Office) by a Governmental Authority in a jurisdiction with which such Lender has a present or former connection unrelated to the transactions contemplated by the Transaction Documents), or imposes taxes or reserves in respect of the unutilized portion of such Lender's Commitment, which in each case occurred as a result of the execution and delivery of this Agreement by such Lender; or

                  (ii) shall impose, modify or deem applicable any reserve, liquidity, cash margin, special deposit, deposit insurance or assessment or other regulatory or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any LIBO Rate Loan, any such requirement included in an applicable LIBOR Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, such Lender (or its Applicable Lending Office) or shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting such Lender's LIBO Rate Loans, its Commitments or its obligation to make LIBO Rate Loans, which in each case would not have occurred but for execution and delivery of this Agreement by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any LIBO Rate Loan or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any other Loan Document, or to cause such Lender to make any payment or forego any interest, fees or other return on, or calculated by reference to any sum received or receivable by such Lender under this Agreement or any other Loan Document, such Lender shall promptly notify the Borrower and the Facility Administrative Agent of such event and promptly deliver to the Borrower and the Facility Administrative Agent a certificate setting forth in reasonable detail the amount of such increased cost imposed or assessed or such reduction, payment or foregone interest, Fees or other return and the basis for the determination of such amount. The determinations of such Lender in such certificate shall be conclusive and binding for all purposes, absent manifest error. Promptly upon demand by such Lender, the Borrower shall pay to such Lender the amount shown as due on any such certificate.

            (b) Additional Interest. The Borrower shall pay to the Facility Administrative Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest actually incurred by such Lender on the unpaid principal amount of each LIBO Rate Loan of such Lender, from the date of such LIBO Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBO Rate for the Interest Period for such LIBO Rate Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the LIBOR Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such LIBO Rate Loan. Such additional interest shall be determined by such Lender and notified to the Borrower and the Facility Administrative Agent within a reasonable period of time after such additional interest is accrued by such Lender. A certificate as to the amount of such additional interest, submitted to the Borrower and the Facility Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (c) Capital Adequacy. If, on or after the date hereof, the adoption of any generally applicable Requirement of Law regarding capital adequacy (including a requirement that affects a Lender's allocation of capital resources in respect of such Lender's obligations hereunder, or any change in any such existing law or in the interpretation or administration thereof by any applicable Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any generally applicable request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of increasing the amount of capital required to be maintained by such Lender or reducing the rate of return on the capital of such Lender (or of any corporation controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or such controlling corporation) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy), then promptly upon delivery by such Lender to the Borrower and the Facility Administrative Agent of a certificate setting forth in reasonable detail the amount sufficient to compensate such Lender in light of such circumstances and the basis for the determination of such amount (which certificate shall be conclusive and binding for all purposes, absent manifest error), the Borrower shall pay to such Lender such additional amount or amounts.

            (d) Claims. Each Lender shall promptly notify the Borrower and the Facility Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that entitles such Lender to compensation pursuant to this Section 3.03 and agrees to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender, be otherwise disadvantageous to it. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.03 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that if the event giving rise to such increase costs or reductions is retroactive and such Lender notifies the Borrower within 120 days of the occurrence of such event, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof. In the event that any Lender shall change its Applicable Lending Office (other than pursuant to Section 2.07(b)) and such change results (at the time of such change) in increased costs to such Lender, the Borrower shall not be liable to such Lender for such increased costs incurred by such Lender to the extent, but only to the extent, that such increased costs shall exceed the increased costs which such Lender would have incurred if the Applicable Lending Office of such Lender had not been so changed.

      SECTION 3.04. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than, to the extent that non-ratable payments as between the Lenders are expressly provided for therein, payments received pursuant to Section 3.03, 3.05 or 3.06) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.04 may, to the extent permitted by law, exercise all of its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.04 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.04 to share in the benefits of any recovery on such secured claim. As used in this Section 3.04, the terms ratable and non-ratable shall be determined by reference to the respective Percentages of the Lenders.

      SECTION 3.05. Fees.

            (a) The Borrower agrees to pay to the Facility Administrative Agent for the account of each Lender a commitment fee on the average daily unused amount of such Lender's Commitment from the Execution Date, in the case of each Lender initially a party hereto, and from the effective date specified in the Assignment pursuant to which an Assignee becomes a Lender, until the Loan Maturity Date, at the rate of (i) with respect to such Lender's Construction Loan Commitment, 0.75% per annum and (ii) with respect to such Lender's Contingency Loan Commitment, 0.75% per annum, in each case payable monthly in arrears on each Monthly Payment Date, commencing on the first such date to occur following the Closing Date.

            (b) The Borrower further agrees to pay the fees set forth in the Lender Fee Letters and the Facilities Fee Letter in accordance with the terms thereof.

      SECTION 3.06. Replacement of Lenders. If (i) the Borrower is required to make a payment to any Lender or any Affiliate thereof pursuant to Section 3.03 hereof or Section 3.02 of the Common Agreement or (ii) notice or demand is given by any Lender or any Affiliate thereof pursuant to Sections 2.07(b), 2.07(c) or 3.03, then, subject to the next sentence, the Borrower may require such Lender to assign, transfer and delegate all of its rights and obligations hereunder, under its Facility Notes and with respect to its Loans to a replacement Lender (a "Replacement Lender"), unless after giving effect to such assignment, transfer and delegation, the future obligations of the Borrower to such Lender (or such Affiliate thereof) under Section 2.07(b), 2.07(c) or 3.03 hereof or
Section 3.02 of the Common Agreement, as applicable, would not be reduced. On the effective date of any substitution of any Lender pursuant to Section 2.05(a) or this Section 3.06, such Lender shall have received payment in full of its Loans outstanding on such date and the Borrower shall reimburse such Lender for all reasonable out-of-pocket costs incurred by it in connection with such substitution and pay to it all amounts, if any, then payable from the Borrower to such Lender pursuant to Sections 2.07(d), 3.03 or 3.05 hereof or Section 3.02 of the Common Agreement, as the case may be. No such substitution shall affect any obligation of the Borrower to the transferring Lender that has accrued on or prior to the date of such substitution.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      SECTION 4.01. Conditions Precedent to the Closing Date and the Initial Borrowing. The Closing Date and the initial Borrowing are subject to satisfaction, in a manner satisfactory to the Facility Administrative Agent and each Lender, (i) of each of the conditions set forth in Section 4.01 of the Common Agreement, which conditions shall apply, mutatis mutandis, to this Agreement as if they had been fully set out herein (provided that a waiver of any condition under Section 4.01 of the Common Agreement shall be deemed a waiver of such condition hereunder) and (ii) of the condition that the Facility Administrative Agent shall have received evidence satisfactory to it that no Initial Purchaser (as defined in the Note Purchase Agreement) shall be in default of its obligations under the Note Purchase Agreement and that the initial Note Proceeds Withdrawal will occur (in the amount set forth in the initial Notice of Funding) on the date of the initial Borrowing.

      SECTION 4.02. Conditions Precedent to Each Borrowing. In addition to the conditions precedent set forth in Section 4.01, the obligation of each Lender to make any Construction Loan and/or any Contingency Loan shall be subject to satisfaction, in a manner satisfactory to (x) in the case of the initial Funding, each Creditor and (y) in the case of any subsequent Funding, the Intercreditor Agent, of each of the conditions set forth in Section 4.02 of the Common Agreement, which conditions shall apply, mutatis mutandis, to this Agreement as if they had been fully set out herein (provided that a waiver of any condition under Section 4.02 of the Common Agreement shall be deemed a waiver of such condition hereunder) and of the following conditions, provided that any Loans that are collectively limited to the amount of, and for purposes of paying, interest and/or Fees due and payable pursuant to Section 2.08(a) and/or Section 3.05(a) of this Agreement (and any Taxes payable with respect to such interest and Fees) shall solely be subject to the condition set forth in subsection (b) below:

            (a) The Facility Administrative Agent shall have received an Interest Rate Notice, duly executed by the Borrower.

            (b) The Facility Administrative Agent shall be satisfied that no proceeds of such Construction Loan and/or Contingency Loan will be, and no proceeds of any Construction Loan and/or Contingency Loan has previously been, applied to pay any amount payable under any Investor Note or in respect of any Note Document.

            (c) With respect to any Contingency Loan only, the Facility Administrative Agent shall have received a report of the Independent Engineer stating that the aggregate amount of the Contingency Loans to be made to the Borrower pursuant to such Funding does not exceed, when added to the amount of Contingency Loans previously made, the aggregate amount of Project Costs (other than amounts payable under or in respect of any Investor Note or other Note Document) set forth in the relevant Notice of Borrowing incurred in connection with the First Modification Agreement, the Second Modification Agreement and any other Additional Works to be executed pursuant to any CFE Change Request or PWC Change Order permitted pursuant to Section 6.02(k) of the Common Agreement.

      Each document, report and notice delivered pursuant to Section 4.02(a) and/or (c) above shall be in form and substance satisfactory to the Facility Administrative Agent and shall be delivered in sufficient copies for the Facility Administrative Agent and each of the Lenders.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01. Representations and Warranties of the Borrower. To induce each of the Lenders to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby confirms each of the representations and warranties set forth in Section 5.01 of the Common Agreement, which representations and warranties shall apply, mutatis mutandis, to this Agreement as if they had been fully set out in this Agreement and made as of the dates specified in the Common Agreement (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement). All of these representations and warranties shall survive the execution and delivery of this Agreement, the Closing Date and all Borrowings and Commitments made hereunder.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

      SECTION 6.01. Affirmative Covenants. The Borrower hereby agrees to comply with each of the covenants set forth in Section 6.01 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).

      SECTION 6.02. Negative Covenants. The Borrower hereby agrees to comply with each of the covenants set forth in Section 6.02 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).

      SECTION 6.03. Reporting Obligations. The Borrower hereby agrees to comply with each of the obligations set forth in Section 6.03 of the Common Agreement and to otherwise perform and observe all of the obligations undertaken by it in the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein (unless and to the extent waived or amended from time to time in accordance with the terms of the Common Agreement).

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      SECTION 7.01. Events of Default; Remedies.

            (a) An Event of Default shall occur hereunder upon the occurrence of any Event of Default set forth in Section 7.01 of the Common Agreement, the terms of which shall apply, mutatis mutandis, to this Agreement as if fully set forth herein.

            (b) If any Event of Default shall have occurred and be continuing beyond the applicable cure periods set forth in Section 7.01 of the Common Agreement, the Facility Administrative Agent, subject to the terms of the Common Agreement and the Intercreditor Agreement, may take any of the actions specified in Section 7.02, 7.03 or 7.05 of the Common Agreement and the Facility Administrative Agent, the Lenders and the Intercreditor Agent shall have the rights and remedies set forth in Article VII of the Common Agreement, as incorporated by reference herein (in addition to any and all other available remedies at law and in equity and under the other Financing Documents).

            (c) Subject to the Intercreditor Agreement, upon the acceleration of the Loans pursuant to Section 7.01(b) hereof or Section 7.02 of the Common Agreement, each of the Lenders and the Facility Administrative Agent may take all such actions as it deems reasonable to recover any amounts due hereunder, including the commencement and maintenance of proceedings in each of New York and Mexico in respect of any Facility Note.

            (d) All distributions to or for the benefit of the Lenders under or in respect of any of the Financing Documents shall be received on account of the Obligations owed to the Lenders without prejudice to any claim by the Facility Administrative Agent and the Lenders for any deficiency after such distributions are distributed to the Facility Administrative Agent and the Lenders; the Facility Administrative Agent shall deliver notice to the Borrower of any such deficiency and the Borrower shall remain liable for the same. After the occurrence and during the continuance of an Event of Default, all such distributions shall be applied to such part of the Obligations as is determined by the Lenders in their sole discretion or, in the event the Lenders fail to advise the Facility Administrative Agent of their determination, by the Facility Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Lenders may at any time change any application of any such distributions or other moneys received by the Facility Administrative Agent and may reapply the same to any part of the Obligations as the Lenders may from time to time in their absolute discretion determine.

                                  ARTICLE VIII

                        THE FACILITY ADMINISTRATIVE AGENT

      SECTION 8.01. Appointment of Facility Administrative Agent. Each Lender hereby ratifies, confirms and approves the appointment of WestLB to act as the initial Facility Administrative Agent under this Agreement, and each such Facility Lender hereby authorizes WestLB, as the initial Facility Administrative Agent, to take such actions on its behalf under the provisions of this Agreement, the Security Documents and the other Financing Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto. With respect to all other matters concerning the Facility Administrative Agent, the provisions set forth in Article VIII of the Common Agreement with respect to the Facility Administrative Agent are incorporated herein, mutatis mutandis, as if fully set forth herein.

      SECTION 8.02. Treatment of Lenders. The Facility Administrative Agent may treat any Lender as the payee of amounts attributable to its Loans outstanding unless and until the Facility Administrative Agent receives an Assignment.

      SECTION 8.03. Repayment by Lenders to Facility Administrative Agent.

            (a) Borrower's Failure to Pay. Unless the Facility Administrative Agent has been notified in writing by the Borrower at least one (1) Business Day prior to the date on which any payment to be made by the Borrower under this Agreement is due that the Borrower does not intend to remit that payment, the Facility Administrative Agent may, in its discretion, assume that the Borrower shall remit that payment when so due and the Facility Administrative Agent may, in its discretion and in reliance upon that assumption, make available to each Lender on such payment date an amount equal to that Lender's Percentage of that payment. If the Borrower does not in fact remit such payment to the Facility Administrative Agent, without restricting the obligation of the Borrower to make that payment, the Facility Administrative Agent shall promptly notify each Facility Lender and each such Facility Lender shall forthwith on demand by the Facility Administrative Agent repay to the Facility Administrative Agent the amount of such assumed payment made available to that Facility Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Facility Administrative Agent (such rate to be conclusive and binding on that Facility Lender) in accordance with the Facility Administrative Agent's usual banking practice for such advances to financial institutions of like standing to that Facility Lender, but in any event at a rate no greater than the usual interbank offered rate for the sale of deposits in the applicable currency.

            (b) Failure to Fund. Unless the Facility Administrative Agent has been notified in writing by a Lender at least one (1) Business Day prior to the date of any Loan that such Lender does not intend to make available its proportion of any of the Loan requested, the Facility Administrative Agent may, in its discretion, assume that such Lender shall remit funds to the Facility Administrative Agent and the Facility Administrative Agent may, in its discretion and in reliance on that assumption, make available to the Borrower on the date of any Loans being provided an amount equal to that Lender's proportion of those Loans. If a Lender does not in fact remit those funds to the Facility Administrative Agent, the Facility Administrative Agent shall promptly notify that Lender and the Borrower. Without restricting the obligation of that Lender to make those funds available and its liability for damages or otherwise as a result of the failure to do so, if and to the extent that such Lender shall not have so made its proportion of the Loans requested available to the Facility Administrative Agent, that Facility Lender agrees to pay to the Facility Administrative Agent forthwith on demand that Lender's proportion of those Loans and all reasonable costs and expenses incurred by the Facility Administrative Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of that Loan) for each day from the date that amount is made available to the Borrower until the date that amount is paid to the Facility Administrative Agent. Notwithstanding the obligation of that Lender to repay the Facility Administrative Agent, if that Lender fails to so pay, the Borrower shall, without prejudice to any rights the Borrower may have against that Lender, repay that amount to the Facility Administrative Agent forthwith after demand therefor by the Facility Administrative Agent. The amount payable to the Facility Administrative Agent pursuant hereto shall be as set forth in a certificate delivered by the. Facility Administrative Agent to that Facility Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be conclusive and binding for all purposes, absent manifest error. If that Facility Lender makes the payment to the Facility Administrative Agent required herein, the amount so paid (otherwise than in respect of such costs, charges and expenses of the Facility Administrative Agent) shall constitute that Lender's proportion of the Loans requested for purposes of this Agreement. If the Facility Administrative Agent has been notified by a Lender that such Lender will not make available to the Facility Administrative Agent its proportion of any Loans requested, the Facility Administrative Agent shall have no obligation to make available such amount to the Borrower under any provisions of this Agreement.

      SECTION 8.04. Adjustments Among Lenders.

            (a) Adjustments. Each Lender agrees that, after an acceleration pursuant to Section 7.01(b), it will at any time or from time to time upon the request of the Facility Administrative Agent as required by any Lender purchase portions of the Loans outstanding made available by the other Lenders and make any other adjustments which may be necessary or appropriate, in order that the amount of Loans outstanding made available by each Lender, as adjusted pursuant to this Section 8.04(a), will be in the amount of such Lender's Percentage of all outstanding Loans hereunder.

            (b) Proceeds of Recoveries. The Lenders agree that, after an acceleration pursuant to Section 7.01(b), the amount of any repayment made by the Borrower under this Agreement and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under this Agreement or any other Financing Document which are to be applied against amounts owing hereunder, will be so applied in a manner so that to the extent possible the amount of Loans outstanding to each Lender after giving effect to that application will be in the amount of such Lender's Percentage of all outstanding Loans hereunder.

            (c) Payments Not Included. Notwithstanding anything contained in this Section 8.04, there shall not be taken into account for the purposes of computing any amount payable to any Lender pursuant to this Section 8.04 any amount which a Lender receives as a result of any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any monies owing by the Borrower to that Lender other than on account of liabilities arising under this Agreement and the Facility Notes.

      SECTION 8.05. Exchange of Information. The Borrower agrees that the Facility Administrative Agent and each Lender may provide to the other Lenders or the Facility Administrative Agent that information as is provided by the Borrower to the Facility Administrative Agent or any Lender pursuant to the provisions of this Agreement, the Security Documents or the other Financing Documents concerning the financial position, property and operations of the Borrower as, in the opinion of the Facility Administrative Agent or that Lender, is relevant to the ability of the Borrower to fulfill its respective obligations under or in connection with this Agreement, the Security Documents or the other Financing Documents. Within thirty (30) days of request therefore following the date on which any Lender ceases to be a Secured Party (or any Affiliate of a Secured Party), such Lender shall return the information received by it pursuant to or in connection with this Agreement, the Security Documents or other

Financing Documents; provided that such Lender may retain such information as is required by any applicable Law or any internal policies or practices of such Lender.

      SECTION 8.06. Amendment of Article VIII. The provisions of Sections 8.02,
8.03 or 8.04 may be amended or added to, from time to time, by execution by the Lenders and the Facility Administrative Agent of an instrument in writing and that instrument in writing shall validly and effectively amend or add to any or all of the provisions of Sections 8.02, 8.03 or 8.04 without requiring the execution of such instrument in writing by the Borrower, provided that such amendment or addition does not adversely affect the rights or obligations of the Borrower hereunder. The Facility Administrative Agent shall furnish to the Borrower a copy of any such instrument in writing amending Sections 8.02, 8.03 or 8.04.

      SECTION 8.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Facility Administrative Agent or any other Lender and based on other financial information referred to in Section 4.01(n) of the Common Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender represents that it will, independently and without reliance upon the Facility Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project and the Borrower.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. Incorporation of Miscellaneous Provisions by Reference

      Sections 11.03, 11.08, 11.10, 11.13, 11.14 and 11.15 of the Common
Agreement are hereby incorporated by reference herein as if fully set forth herein.

      SECTION 9.02. Amendments, Etc. No amendment, supplement, cancellation or waiver of or consent or approval by the Lenders under or consent with regard to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed or approved by the Borrower, the Facility Administrative Agent and the Majority Lenders and then such amendment, supplement, modification, cancellation, consent or approval shall be effective only in the specific instance and for the specific purpose for which given; provided that (a) no amendment, supplement, modification, cancellation, waiver, consent or approval shall, unless in writing and signed by all of the Lenders, do any of the following: (i) take any action which is defined as a Fundamental Decision in the Common Agreement, (ii) take any action which requires the consent of each Lender pursuant to the terms of any Transaction Document or
(iii) amend or modify this Section 9.02 and (b) no amendment, supplement, modification, cancellation, waiver, consent or approval shall, unless in writing and signed by the Facility Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Facility Administrative Agent under this Agreement or any Facility

Note. Any amendment, supplement, modification, waiver, cancellation, consent or approval so made shall be binding on all of the Lenders. The terms of Section
8.06 and this Section 9.02 shall be subject to the terms of the Intercreditor Agreement and Section 11.01 of the Common Agreement.

      SECTION 9.03. Notices, Etc. All notices and other communications provided for hereunder shall be given or made in accordance with the provisions of
Section 11.02 of the Common Agreement.

      SECTION 9.04. Right of Set-off. The Borrower agrees that, to the maximum extent permitted by applicable law, it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint.

      SECTION 9.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, and the Facility Administrative Agent and when the Facility Administrative Agent shall have been notified in writing by each Lender, that such Lender, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Facility Administrative Agent, and each Lender and their respective successors and assigns, provided that, except for the assignment by the Borrower to CFE, and the assumption by CFE, of all of the rights and obligations of the Borrower under the Financing Documents pursuant to and in accordance with the CFE Side Letter (which assignment and assumption shall not release the Borrower from any of its obligations under the Financing Documents and shall be subject to the prior written consent of the Facility Administrative Agent (acting in accordance with the Intercreditor Agreement) and following which assignment and assumption the Borrower shall remain jointly and severally liable with CFE for the payment and performance of all such obligations under the Financing Documents), the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

      SECTION 9.06. Assignments and Participations.

            (a) Assignments. Any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement and the other Financing Documents (including all or a portion of its Commitment, the Loans owing to it and the Facility Note(s) held by it) with the consent of the Facility Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided, that (i) if any Assignee is an Affiliate of such assignor Lender or is a Lender, no such consent shall be required and (ii) the Borrower shall not be responsible for any costs (including increased withholding taxes) greater than that which would have been payable by such Lender absent such assignment; provided, further, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights (including its Construction Loans and Contingency Loans) and obligations (including its Construction Loan Commitment and its Contingency Loan Commitment) under this Agreement, (B) if the Assignee is not a Lender, unless agreed to by the Facility Administrative Agent, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such

Lender's then remaining Commitment and U.S.$5,000,000 (except in the case of assignments between Lenders at the time already parties hereto), (C) the Assignee shall pay to the Facility Administrative Agent an assignment fee in an amount equal to U.S.$3,500 (the "Assignment Fee"), (D) the parties to each such assignment shall execute and deliver to the Facility Administrative Agent a duly completed Assignment, together with any Facility Note(s) to be surrendered by the assigning Lender to the Borrower in connection with such assignment, and (E) in no event shall any such assignment be made to the Borrower, any Sponsor or to an Affiliate of the Borrower or of any Sponsor. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment, (1) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and
(2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an Assignee pursuant to such Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      By executing and delivering an Assignment, the Lender assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Financing Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Financing Document or any other instrument or document furnished pursuant thereto; (iii) such Assignee confirms that it has received a copy of each Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment; (iv) such Assignee shall, independently and without reliance upon the Facility Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents; (v) such Assignee appoints and authorizes the Facility Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Facility Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender.

      Upon its receipt of the Assignment Fee and an Assignment executed by an assigning Lender and the Assignee thereunder, together with any Facility Note(s) to be surrendered by the assigning Lender to the Borrower in connection with such assignment, the Facility Administrative Agent shall, if such Assignment has been completed and is in substantially the form of Exhibit 9.06(a) hereto, (i) accept such Assignment and (ii) give prompt notice thereof to the Borrower; provided, that the failure to give such notice shall not affect the validity of such Assignment and the Borrower's obligations thereunder. Within five (5) Business Days after its receipt of such notice and a request for new Facility Notes, the Borrower shall execute and deliver to the Facility Administrative Agent in exchange for the surrendered Facility Note(s) one or more new Facility Note(s) to such Assignee, in an aggregate principal amount equal to the aggregate principal amount of Loans assumed by it pursuant to such Assignment and, if the assigning Lender has retained any Loans hereunder, one or more new Facility Note(s) to the assigning Lender in an aggregate principal amount equal to the aggregate principal amount of Loans retained by it hereunder. Such new Facility Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Facility Note(s).

      Any Lender may at any time assign all or any portion of its rights under this Agreement and its Facility Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

            (b) Participations. Any Lender may, without the consent of the Borrower or the Facility Administrative Agent, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of its rights and obligations under the Financing Documents (including all or a portion of its Commitment, the Loans owing to it and the Facility Note or Facility Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Facility Note for all purposes of this Agreement, (iv) the Borrower, the Facility Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) a Participant shall be entitled to rely on the benefit of the yield protection provisions contained in
Section 3.03 hereof and Section 3.02 of the Common Agreement and the right of set-off contained in Section 11.05(a) of the Common Agreement; provided, that such Participant shall not be entitled to receive any greater amount under
Section 3.02 or Section 11.05(a) of the Common Agreement (including increased withholding taxes) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent, and (vi) a Participant shall not have any right to approve any amendment, modification or waiver of any provision of any Financing Document or to consent to the departure by the Borrower therefrom (other than amendments, modifications or waivers (A) decreasing the amount of principal or the rate of interest payable on the Loans or Facility Note(s) of the applicable Lender, (B) extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or Facility Note(s) of such Lender or (C) extending the Commitment of such Lender, as to which, in each case, such Participant may be granted consent rights by such Lender).

            (c) Disclosure. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that, prior to any such disclosure, the Assignee or Participant or proposed Assignee or Participant shall agree, in accordance with the terms of Section 9.07, to preserve the confidentiality of any Confidential Information received by it from such Lender.

      SECTION 9.07. Confidentiality; Use of Name. In connection with the negotiation and administration of this Agreement and the other Financing Documents, the Borrower has furnished and will from time to time furnish to the Facility Administrative Agent and the Lenders (each, a "Recipient") written information that is identified to the Recipient in writing when delivered as confidential (such information, other than any such information that (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient in breach of its obligations hereunder, or
(iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient shall maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with current or prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's or assignee's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law, or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Financing Documents, in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable. Nothing in this Section 9.07 shall limit or restrict the right of the Facility Administrative Agent or any Lender to share Confidential Information with the Facility Administrative Agent, any Lender or any other Secured Party.

      SECTION 9.08. GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC

            (a) THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (b) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court sitting in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Agreement or any other Financing Document, (ii) agrees that all claims in such action may be decided in any such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 9.03. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Agreement or any other Financing Document. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

            (c) To the extent the Borrower may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Lender or the Administrative Agent post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

      SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.11. Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein or in any other Financing Document (including, without limitation, the Common Agreement, the Depositary Agreement and the Intercreditor Agreement) integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Common Agreement, the Depositary Agreement or any other Financing Document, the terms, conditions and/or provisions of this Agreement shall prevail. In the case of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control as among the Secured Parties and the provisions of this Agreement shall control as between the Lenders and the Facility Administrative Agent, on the one hand, and the Borrower, on the other hand.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       THE BORROWER:

                                       CONSTRUCTORA INTERNACIONAL DE
                                       INFRAESTRUCTURA, S.A. DE C.V.,
                                                     as the Borrower

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:

                                       Constructora Internacional de
                                       Infraestructura, S.A. de C.V.
                                       c/o Empresas ICA, Sociedad Controladora,
                                       S.A. de C.V.
                                       Mineria 145, Edificio D, 3 Piso
                                       11800 Mexico, D.F., Mexico
                                       Attention: Dr. Jose Luis Guerrero A.
                                       Telephone:  (5255) 5272-9991 ext. 2060
                                       Telecopier: (5255) 5227-5043


                      [Signature page to Credit Agreement]

                                       THE ADMINISTRATIVE AGENT:

                                       WESTLB AG, NEW YORK BRANCH,
                                       as Facility Administrative Agent

                                       By: _____________________________________
                                           Name: Jared Brenner
                                           Title: Director

                                       By: _____________________________________
                                           Name: Susana Vivares
                                           Title: Associate Director

                                       Address for Notices:

                                       WestLB AG, New York Branch
                                       1211 Avenue of the Americas
                                       New York, New York 10036
                                       Attention:  Jared Brenner
                                       Telephone:  1 (212) 852-6116
                                       Telecopier:  1 (212) 852-6386

                      [Signature page to Credit Agreement]

                                       THE LENDERS:

                                       WESTLB AG, NEW YORK BRANCH, as a Lender

                                       By: _____________________________________
                                           Name: Jared Brenner
                                           Title: Director

                                       By: _____________________________________
                                           Name: Susana Vivares
                                           Title: Associate Director

                                       Domestic Lending Office:

                                       WestLB AG, New York Branch
                                       1211 Avenue of the Americas
                                       New York, New York 10036

                                       LIBOR Lending Office:

                                       WestLB AG, New York Branch
                                       1211 Avenue of the Americas
                                       New York, New York 10036

                                       Address for Notices:

                                       WestLB AG, New York Branch
                                       1211 Avenue of the Americas
                                       New York, New York 10036
                                       Attention:  Remy Savoya
                                       Telephone:  1 (212) 597-1485
                                       Telecopier:  1 (212) 852-6386

                      [Signature page to Credit Agreement]

                                       BBVA BANCOMER, S.A., INSTITUCION DE
                                       BANCA MULTIPLE, GRUPO FINANCIERO BBVA
                                       BANCOMER, SUCURSAL GRAN CAIMAN, as a
                                       Lender

                                       By: ___________________________________
                                           Name:
                                           Title:

                                       By: ___________________________________
                                           Name:
                                           Title:

                                       Domestic Lending Office:

                                       BBVA Bancomer, S.A.
                                       Montes Urales 620-PISO 2
                                       Mexico, D.F./11000

                                       LIBOR Lending Office:

                                       BBVA Bancomer, S.A.
                                       Montes Urales 620-PISO 2
                                       Mexico, D.F./11000

                                       Address for Notices:

                                       BBVA Bancomer, S.A.
                                       Montes Urales 620-PISO 2
                                       Mexico, D.F./11000
                                       Attention:  Juan Carlos Rojas Inventes
                                       Telephone:  (52) 55 5201 2302
                                       Telecopier:  (52) 55 5201 2313

                      [Signature page to Credit Agreement]

                               BANCO INTERACCIONES, S.A., INSTITUCION
                               DE BANCA MULTIPLE, GRUPO FINANCIERO
                               INTERACCIONES, as a Lender

                               By: _____________________________________
                                   Name:
                                   Title:

                               By: ___________________________________
                                   Name:
                                   Title:

                               Domestic Lending Office:

                               Banco Interacciones, S.A., Institucion de
                               Banca Multiple, Grupo Financiero
                               Interacciones
                               Av: Paseo de la Reforma 383 Piso 15, Col.
                               Cuauhtemoc
                               Mexico, D.F., Mexico C.P. 06500

                               LIBOR Lending Office:

                               Banco Interacciones, S.A., Institucion de
                               Banca Multiple, Grupo Financiero
                               Interacciones
                               Av: Paseo de la Reforma 383 Piso 15, Col.
                               Cuauhtemoc
                               Mexico, D.F., Mexico C.P. 06500

                               Address for Notices:

                               Banco Interacciones, S.A., Institucion de
                               Banca Multiple, Grupo Financiero Interacciones
                               Av: Paseo de la Reforma 383 Piso 15, Col.
                               Cuauhtemoc
                               Mexico, D.F., Mexico C.P. 06500
                               Attention:  Jose Antonio Estrada Perez
                               Telephone:  525 3268627
                               Telecopier:  525 3268642

                      [Signature page to Credit Agreement]

                                     HSBC MeXICO S.A., INSTITUCION DE BANCA
                                     MULTIPLE, GRUPO FINANCIERO HSBC, as a
                                     Lender

                                     By: _____________________________________
                                         Name:
                                         Title:

                                     Domestic Lending Office:

                                     HSBC Mexico S.A., Instucion de Banca
                                      Multiple, Grupo Financiero HSBC
                                     Reforma No. 156 Piso 13, Col. Juarez
                                     06600 Mexico, D.F.
                                     Mexico

                                     LIBOR Lending Office:

                                     HSBC Mexico S.A., Instucion de Banca
                                      Multiple, Grupo Financiero HSBC
                                     Reforma No. 156 PISO 13, Col. Juarez
                                     06600 Mexico, D.F.
                                     Mexico

                                     Address for Notices:

                                     HSBC Mexico S.A., Instucion de Banca
                                     Multiple, Grupo Financiero HSBC
                                     Reforma No. 156 PISO 13, Col. Juarez
                                     06600 Mexico, D.F.
                                     Mexico
                                     Attention: Jose Manuel Dominguez/Diana
                                                Wilkin
                                     Telephone:  52 55 57212606/52 55 57212607
                                     Telecopier:  52 55 57212383

                      [Signature page to Credit Agreement]

                                     BANCO SANTANDER CENTRAL HISPANO,
                                     S.A., NEW YORK BRANCH, as a Lender

                                     By: ___________________________________
                                         Name:
                                         Title:

                                     By: ___________________________________
                                         Name:
                                         Title:

                                     Domestic Lending Office:

                                     Banco Santander Central Hispano, S.A., New
                                     York Branch
                                     45 East 53rd Street
                                     New York, New York 10022

                                     LIBOR Lending Office:

                                     Banco Santander Central Hispano, S.A., New
                                     York Branch
                                     45 East 53rd Street
                                     New York, New York 10022

                                     Address for Notices:

                                     Banco Santander Central Hispano, S.A., New
                                     York Branch
                                     45 East 53rd Street
                                     New York, New York 10022
                                     Attention: Ligia Castro
                                     Telephone:  212 350 3677
                                     Telecopier:  212 350 3647

                      [Signature page to Credit Agreement]

                                     DEPFA INVESTMENT BANK LIMITED,
                                     as a Lender

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     Domestic Lending Office:

                                     DEPFA Investment Bank Limited
                                     178 Athalassa Avenue, 2nd Floor
                                     CY-1665 Nicosia Cyprus

                                     LIBOR Lending Office:

                                     DEPFA Investment Bank Limited
                                     178 Athalassa Avenue, 2nd Floor
                                     CY-1665 Nicosia Cyprus

                                     Address for Notices:

                                     DEPFA Investment Bank Limited
                                     178 Athalassa Avenue, 2nd Floor
                                     CY-1665 Nicosia Cyprus
                                     Attention:  Olga Alexandrou/Maria Salousti
                                     Telephone:  357 22 879313/357 22 879315
                                     Telecopier:  357 22 318032

                      [Signature page to Credit Agreement]

                                     NORDDEUTSCHE LANDESBANK
                                     GIROZENTRALE, NEW YORK BRANCH,
                                     as a Lender

                                     By:________________________________________
                                     Name:
                                     Title:

                                     By:________________________________________
                                     Name:
                                     Title:

                                     Domestic Lending Office:

                                     NORD/LB New York Branch
                                     1114 Avenue of the Americas, 37th Floor
                                     New York, NY  10036

                                     LIBOR Lending Office:

                                     NORD/LB Cayman Islands Branch
                                     1114 Avenue of the Americas, 37th Floor
                                     New York, NY  10036

                                     Address for Notices:

                                     NORD/LB New York Branch
                                     1114 Avenue of the Americas, 37th Floor
                                     New York, NY  10036
                                     Attention:  Kathy Alvarez
                                     Telephone:  (212) 812-6984
                                     Telecopier:  (212) 812-6860

                      [Signature page to Credit Agreement]

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as a Lender

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Domestic Lending Office:

                                     General Electric Capital Corporation
                                     120 Long Ridge Road
                                     Stamford, CT  06927

                                     LIBOR Lending Office:

                                     General Electric Capital Corporation
                                     120 Long Ridge Road
                                     Stamford, CT  06927

                                     Address for Notices:

                                     General Electric Capital Corporation
                                     120 Long Ridge Road
                                     Stamford, CT  06927
                                     Attention:  Mr. Ramzi Nassar, SVP
                                     Telephone:  (203) 357 4450
                                     Telecopier:  (203) 961 5861

                      [Signature page to Credit Agreement]

                                                                      SCHEDULE 1

                            COMMITMENTS; PERCENTAGES

        Lender                 Construction Loan Commitment      Contingency Loan Commitment         Percentage
        ------                 ----------------------------      ---------------------------         ----------
WestLB AG, New                      U.S.$88,284,212.57                U.S.$11,715,787.43                 22%
York Branch

Banco Santander
Central Hispano,                    U.S.$87,128,144.48                U.S.$11,562,371.02                 22%
S.A., New York
Branch

HSBC Mexico S.A.,
Institucion de Banca                U.S.$65,057,091.34                U.S.$8,633,424.16                  16%
Multiple, Grupo
Financiero HSBC

DEPFA Investment
Bank Limited                        U.S.$44,142,106.28                U.S.$5,857,893.72                  11%

BBVA Bancomer,
S.A., Institucion de                U.S.$44,142,106.28                U.S.$5,857,893.72                  11%
Banca Multiple,
Grupo Financiero
BBVA Bancomer,
Sucursal Gran
Caiman

Norddeutsche
Landesbank
Girozentrale, New                   U.S.$44,142,106.28                U.S.$5,857,893.72                  11%
York Branch

General Electric
Capital Corporation                 U.S.$22,071,053.14                U.S.$2,928,946.86                  6%

        Lender                 Construction Loan Commitment      Contingency Loan Commitment         Percentage
        ------                 ----------------------------      ---------------------------         ----------
Banco Interacciones,
S.A., Institucion de                 U.S.$4,414,210.63                 U.S.$585,789.37                     1%
Banca Multiple,
Grupo Financiero
Interacciones
                               ----------------------------      ---------------------------      ----------------
                                  Total Construction Loan           Total Contingency Loan        Total Percentage
                                        Commitments                      Commitments

                                     U.S.$399,381,031                  U.S.$53,000,000                    100%